Exhibit II

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148995) of Honeywell International Inc. of our report dated June 24, 2015 relating to the statement of net assets available for benefits at December 31, 2014 of the Honeywell Savings and Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

July 5, 2016

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